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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                   (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12.

                           CORE MATERIALS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ...................................

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                           CORE MATERIALS CORPORATION

                              800 Manor Park Drive
                              Columbus, Ohio 43228
                                 (614) 870-5000

                                                                  April 20, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Core Materials Corporation to be held at the Company's Corporate Headquarters, 800 Manor Park Drive, Columbus, Ohio 43228, on May 15, 2001, at 9:00 a.m., Eastern Standard Time. Further information about the meeting and the matters to be considered is contained in the formal Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages.

     It is important that your shares be represented at this meeting. Whether or not you plan to attend, we hope that you will sign, date and return your proxy promptly in the enclosed envelope.

                                          Sincerely,

                                          Malcolm M. Prine
                                          Chairman of the Board

                           CORE MATERIALS CORPORATION
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (614) 870-5000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2001
                            ------------------------

TO OUR STOCKHOLDERS:

     Core Materials Corporation ("Core Materials") will hold its 2001 Annual Meeting of Stockholders on May 15, 2001 at 9:00 a.m., Eastern Standard Time, at its corporate headquarters, 800 Manor Park Drive, Columbus, Ohio 43228, for the following purposes:

     1. to elect six (6) directors to comprise the Board of Directors of Core Materials, each to serve a one-year term expiring at the 2002 annual meeting of stockholders;

     2. to ratify the appointment of Deloitte & Touche LLP as auditors for Core Materials for the year ending December 31, 2001; and

     3. to consider and act upon other business as may properly come before the meeting and any adjournments or postponements of the meeting.

     The foregoing matters are described in more detail in the Proxy Statement, which is attached to this notice. Only stockholders of record at the close of business on April 2, 2001, the record date, are entitled to receive notice of and to vote at the meeting.

     We desire to have maximum representation at the meeting and respectfully request that you date, execute and promptly mail the enclosed proxy in the postage-paid envelope provided. You may revoke a proxy by notice in writing to the Secretary of Core Materials at any time prior to its use.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Kevin L. Barnett
                                          Vice President, Secretary, Treasurer &
                                          Chief Financial Officer

Dated: April 20, 2001

                           CORE MATERIALS CORPORATION
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (614) 870-5000

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2001
                            ------------------------

To Our Stockholders:

     Core Materials Corporation ("Core Materials") is furnishing this Proxy Statement in connection with the solicitation by its Board of Directors of proxies to be used and voted at its annual meeting of stockholders, and at any adjournment of the annual meeting. Core Materials will hold its annual meeting on May 15, 2001, at its corporate headquarters, 800 Manor Park Drive, Columbus, Ohio 43228 at 9:00 a.m. Eastern Standard Time. Core Materials is holding the annual meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     Core Materials is first sending this Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders on or about April 20, 2001.

                              GENERAL INFORMATION

SOLICITATION

     The Board of Directors of Core Materials is soliciting the enclosed proxy. In addition to the use of the mail, directors and officers of Core Materials may solicit proxies, personally or by telephone or telegraph. Core Materials will not pay its directors and officers any additional compensation for the solicitation.

     In addition, the stock transfer agent of Core Materials, American Stock Transfer & Trust Co., New York, New York will conduct proxy solicitations on behalf of Core Materials. Core Materials will reimburse American Stock Transfer & Trust Co. for reasonable expenses incurred by it in the solicitation. Core Materials also will make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of the common stock of Core Materials. Core Materials will reimburse those brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses.

     Core Materials will pay all expenses of the proxy solicitation. Core Materials will not use specially engaged employees or other paid solicitors to conduct any proxy solicitation.

VOTING RIGHTS AND VOTES REQUIRED

     Holders of shares of the common stock of Core Materials at the close of business on April 2, 2001, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. On the record date, Core Materials had 9,778,680 shares of common stock outstanding.

     Each outstanding share of common stock on the record date is entitled to one vote on all matters presented at the annual meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum for the transaction of business at the annual meeting. No business, other than adjournment, can be conducted at the annual meeting unless a quorum is present in person or by proxy.

     Abstentions will count as shares present in determining the presence of a quorum for a particular matter. Abstentions, however, will not count as votes cast in determining the approval of any matter by the stockholders. If a broker or other record holder or nominee indicates on a proxy that it does not have authority to vote certain shares on a particular matter or if a broker or other record holder or nominee does not return proxies for any shares, those shares will not count as either present for purposes of determining a quorum or as votes cast in determining the approval of any matter by the stockholders.

     In the election of directors, each of the six directors will be elected by a plurality of votes cast by stockholders of record on the record date and present at the annual meeting, in person or by proxy. Cumulative voting in the election of directors will not be permitted. Core Materials is seeking stockholder ratification of the appointment of independent auditors of Core Materials, but ratification is not required by law.

VOTING OF PROXIES

     Shares of common stock represented by all properly executed proxies received prior to the annual meeting will be voted in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted:

     - FOR the election as directors of the nominees named in this Proxy Statement;

     - FOR the ratification of the appointment of Deloitte & Touche LLP, as the auditors for Core Materials for the year ending December 31, 2001.

     Management of Core Materials and the Board of Directors of Core Materials know of no matters to be brought before the annual meeting other than as set forth in this Proxy Statement. If, however, any other matter is properly presented to the stockholders for action, it is the intention of the holders of the proxies to vote at their discretion on all matters on which the shares of common stock represented by proxies are entitled to vote.

REVOCABILITY OF PROXY

     A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before the authority granted by the proxy is exercised. A stockholder may revoke a proxy by delivering a written statement to the Secretary of Core Materials that the proxy is revoked.

ANNUAL REPORT

     The Annual Report on Form 10K for the fiscal year ended December 31, 2000, of Core Materials, which includes financial statements and information concerning the operations of Core Materials, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy solicitation materials.

STOCKHOLDER PROPOSALS

     Any stockholder who desires to present a proposal for consideration at the 2002 annual meeting of stockholders must submit the proposal in writing to Core Materials. If the proposal is received by Core Materials prior to the close of business on December 21, 2001, and otherwise meets the requirements of applicable state and federal law, Core Materials will include the proposal in the proxy statement and form of proxy relating to the 2002 annual meeting of stockholders. Core Materials may confer on the proxies for the 2002 annual meeting of stockholders discretionary authority to vote on any proposal, if Core Materials does not receive notice of the proposal by March 6, 2002.

                           OWNERSHIP OF COMMON STOCK

BENEFICIAL OWNERS

     The table below sets forth, to the knowledge of Core Materials, the only beneficial owner, as of April 2, 2001, of more than 5% of the outstanding shares of common stock of Core Materials.

              NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

             NAME AND ADDRESS OF                  AMOUNT AND NATURE OF
               BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP      PERCENT OF CLASS
             -------------------                  --------------------      ----------------
International Truck and Engine Corp...........        4,264,000(1)                43.6%
455 North Cityfront Plaza Drive
Chicago, Illinois 60611

---------------

(1) International Truck and Engine Corp. (formerly known as Navistar International Transportation Corp.) received these shares of common stock on December 31, 1996, pursuant to the terms of an asset purchase agreement, which provided for the acquisition by Core Materials of the Columbus Plastics operating unit of International Truck and Engine Corp. The terms and conditions of the asset purchase agreement are discussed in greater detail below under the heading "Certain Relationships and Related Transactions." International Truck and Engine Corp. is a wholly owned subsidiary of Navistar International Corporation.

MANAGEMENT

     The table below sets forth, as of April 2, 2001, the number of shares of common stock beneficially owned by each director of Core Materials, by each nominee for election as director of Core Materials, by each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and by all of the foregoing directors, nominees and executive officers as a group. The information concerning the persons set forth below was furnished in part by each of those persons.

              NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

                   NAME OF                        AMOUNT AND NATURE OF
               BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP      PERCENT OF CLASS
               ----------------                   --------------------      ----------------
Kevin L. Barnett..............................           44,515(1)                  *
Thomas R. Cellitti............................           17,000(2)                  *
James F. Crowley..............................           40,000(3)                  *
Ralph O. Hellmold.............................          119,000(4)                1.2%
Thomas M. Hough...............................           38,000(5)                  *
Stephen J. Klestinec..........................           31,315(6)                  *
Malcolm M. Prine..............................          129,011(7)                1.3%
James L. Simonton.............................          135,250(8)                1.4%
All directors, nominees and executive officers
  as a group (8 persons)......................          554,091                   5.4%

---------------

 * Less than 1 % of the outstanding shares of common stock.

(1) Includes: (i) 38,000 shares of common stock which Mr. Barnett has the right to acquire within 60 days through the exercise of stock options; (ii) 5,000 shares of common stock as to which Mr. Barnett shares voting and investment power with his wife; and (iii) 1,515 shares of common stock held by Mr. Barnett in the Core Materials Corporation Employee Stock Purchase Plan.

(2) Includes: (i) 7,000 shares of common stock, which Mr. Cellitti has the right to acquire within 60 days through the exercise of stock options; and (ii) 10,000 shares of common stock as to which Mr. Cellitti has sole voting and investment power.

(3) Includes: (i) 21,000 shares of common stock which Mr. Crowley has the right to acquire within 60 days through the exercise of stock options; (ii) 18,000 shares of common stock as to which Mr. Crowley has sole voting and investment power; and (iii) 1,000 shares of common stock as to which Mr. Crowley shares voting and investment power with his wife.

(4) Includes: (i) 28,000 shares of common stock which Mr. Hellmold has the right to acquire within 60 days through the exercise of stock options; and (ii) 91,000 shares of common stock as to which Mr. Hellmold has sole voting and investment power.

(5) Includes: (i) 28,000 shares of common stock which Mr. Hough has the right to acquire within 60 days through the exercise of stock options; and (ii) 10,000 shares of common stock which are held in trust for the benefit of Mr. Hough's wife, who is trustee of the trust.

(6) Includes: (i) 19,000 shares of common stock which Mr. Klestinec has the right to acquire within 60 days through the exercise of stock options; and
    (ii) 10,000 shares of common stock as to which Mr. Klestinec has sole voting and investment power; and (iii) 2,315 shares of common stock held by Mr. Klestinec in the Core Materials Corporation Employee Stock Purchase Plan.

(7) Includes: (i) 62,000 shares of common stock which Mr. Prine has the right to acquire within 60 days through the exercise of stock options; (ii) 1,011 shares of common stock held by Mr. Prine's wife; (iii) 5,000 shares of common stock held by Mr. Prine's daughter; and (iv) 61,000 shares of common stock as to which Mr. Prine has sole voting and investment power.

(8) Includes: (i) 35,250 shares of common stock, which Mr. Simonton has the right to acquire within 60 days through the exercise of stock options; and
    (ii) 100,000 shares of common stock as to which Mr. Simonton has sole voting and investment power. Excludes 150,000 phantom stock units granted to Mr. Simonton on January 15, 2000, in connection with his initial employment pursuant to a Phantom Stock Agreement dated January 15, 2000, between Core Materials and Mr. Simonton. The vesting and terms of such phantom stock units are described below under "Executive Compensation - Phantom Stock Agreement."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the following persons to file initial statements of beneficial ownership on a Form 3 and changes of beneficial ownership on a Form 4 or Form 5 with the Securities and Exchange Commission and to provide Core Materials with a copy of those statements:

     - executive officers and directors of Core Materials; and

     - persons who beneficially own more than 10% of the issued and outstanding shares of common stock of Core Materials.

     Core Materials believes that its executive officers, directors and greater than 10% beneficial owners complied with all applicable section 16(a) filing requirements for the fiscal year ended December 31, 2000, except that Mr. Simonton inadvertently failed to file a Form 4 or Form 5 relating to the award of 150,000 stock options under Core Materials' Long-Term Equity Incentive Plan and 150,000 phantom stock units to him on January 15, 2000. Core Materials has based this belief solely on a review of the Section 16(a) statements furnished to it and written representations from its executive officers and directors.

               DIRECTORS AND EXECUTIVE OFFICERS OF CORE MATERIALS

     The following biographies provide information on the background and experience of the persons nominated to become directors at the annual meeting and the executive officers of Core Materials. Core Materials is not aware of any family relationships among any of the following persons or any arrangements or understandings pursuant to which those persons have been, or are to be, selected as a director or executive officer of Core Materials, other than arrangements or understandings with directors or executive officers acting solely in their capacity as directors or executive officers. Executive officers of Core Materials are elected to serve for a term of one year or until their successors have been duly elected and qualified.

                   NAME                     AGE       POSITION(S) CURRENTLY HELD
                   ----                     ---    ---------------------------------
Kevin L. Barnett..........................  38     Vice President, Secretary,
                                                   Treasurer and Chief Financial
                                                   Officer
Thomas R. Cellitti........................  49     Director
James F. Crowley..........................  54     Director
Ralph O. Hellmold.........................  60     Director
Thomas M. Hough...........................  55     Director
Stephen J. Klestinec......................  51     Vice President, Sales and
                                                   Marketing
Malcolm M. Prine..........................  72     Chairman of the Board of
                                                   Directors
James L. Simonton.........................  60     President, Chief Executive
                                                   Officer and Director

     Kevin L. Barnett. Kevin L. Barnett joined Core Materials as an employee on April 1, 1997 and was elected Vice President, Secretary, Treasurer and Chief Financial Officer on April 24, 1997. Mr. Barnett joined Core Materials after approximately five years of working with Medex Inc., a publicly held manufacturer and marketer of injection molded products used for medical and surgical applications. Mr. Barnett served as Vice President, Treasurer, and Corporate Controller of Medex Inc. from October, 1995 to January, 1997. He served as Vice President and Corporate Controller of Medex Inc. from May, 1994 to October, 1995 and as Assistant Treasurer from April, 1992 to May, 1994. Prior to joining Medex Inc., Mr. Barnett served as a certified public accountant with Deloitte & Touche LLP from August, 1984 to April, 1992.

     Thomas R. Cellitti. Thomas R. Cellitti has served as a director of Core Materials since February 10, 2000. Mr. Cellitti has served as Vice President and General Manager, Bus Vehicle Center of International Truck and Engine Corporation. Prior to such time, Mr. Cellitti served as Plant Manager at the International's Melrose Park engine plant. His current areas of focus include both the bus chassis business and the company's wholly owned subsidiary, American Transportation Corporation, a major manufacturer of integrated bus and bus bodies. Mr. Cellitti also serves on the Board of Directors of the American Transportation Corporation in Conway, Arkansas. International Truck and Engine Corp. is a 44% stockholder and a significant customer of Core Materials. The relationship of International Truck and Engine Corporation to Core Materials is described below under "Certain Relationships and Related Transactions."

     James F. Crowley. James F. Crowley has served as a director of Core Materials since May 28, 1998. Mr. Crowley is currently the President of Brookside Capital Incorporated, a private investment and advisory firm head-quartered in New York, which he founded in 1993. From 1984 to 1992, Mr. Crowley served in various capacities with Prudential Securities, Inc. including President of Global Investment & Merchant Banking. Prior to joining Prudential Securities, Inc., Mr. Crowley provided financial advisory, merger, acquisition and underwriting services as a First Vice President and Partner at Smith Barney, Harris Upham & Co. in its Investment Bank and Capital Markets Division. Mr. Crowley also serves on the board of various private organizations and universities. Mr. Crowley graduated from Villanova University in 1971 and from the Wharton School at the University of Pennsylvania in 1976.

     Ralph O. Hellmold. Ralph O. Hellmold has served as a director of Core Materials since December 31, 1996. He is the Chairman of the Private Investment Banking Company, LLC and the founder and President of Hellmold Associates, Inc., both investment banking boutiques which specialize in raising capital, doing mergers and acquisitions and working with troubled companies or their creditors. Mr. Hellmold is also a director of International Aircraft Investors located in Torrance, California and an independent trustee of Ridgewood Electric Power Trusts II and III, Delaware business trusts. Prior to forming Hellmold Associates in 1990, Mr. Hellmold was a Managing Director at Prudential-Bache Capital Funding, where he served as co-head of the Corporate Finance Group, co-head of the Investment Banking Committee and head of the Financial Restructuring Group.

From 1974 until 1987, Mr. Hellmold was a partner at Lehman Brothers and its successors, where he worked in Corporate Finance and co-founded the Financial Restructuring Group.

     Thomas M. Hough. Thomas M. Hough has served as a director of Core Materials since December 31, 1996. He has served as the Vice President and Treasurer of Navistar International Corporation and its principal operating subsidiary, International Truck and Engine Corporation, since October 1992. International Truck and Engine Corporation is a 44% stockholder and a significant customer of Core Materials. The relationship of International Truck and Engine Corporation to Core Materials is described below under "Certain Relationships and Related Transactions." Previously, Mr. Hough served as Assistant Treasurer and Assistant Controller of International Truck and Engine Corporation and as Controller of Navistar Financial Corporation, a principal financial subsidiary of International Truck and Engine Corporation.

     Stephen J. Klestinec. Stephen J. Klestinec joined Core Materials as an employee on April 1, 1998 and was elected to the position of Vice President, Sales and Marketing on May 28, 1998. Mr. Klestinec was employed by Atlanta based Georgia-Pacific Resin, Inc., a manufacturer of thermoset resins, from 1981 until joining Core Materials on April 1, 1998. At Georgia-Pacific, Mr. Klestinec served as market manager of fiber reinforced products. In such capacity, Mr. Klestinec commercialized products for both the North American and International markets in the aerospace, mass transit, electrical and electronic industries. Mr. Klestinec also managed the abrasives, adhesives and specialty market segment. Mr. Klestinec also held positions at Georgia-Pacific in market development, quality assurance and manufacturing. Prior to joining Georgia-Pacific, Mr. Klestinec served as plant manager for Pacific Resins and Chemicals.

     Malcolm M. Prine. Malcolm M. Prine has served as a director of Core Materials and Chairman of Core Materials since December 31, 1996. Mr. Prine also served as a director of RYMAC Mortgage Investment Corporation from May 1992 to December 31, 1996. RYMAC merged with Core Materials on December 31, 1996, as described below under "Certain Relationships and Related Transactions." Mr. Prine has been self-employed while acting as a consultant for the last nine years. He is currently a director of Equitable Resources, a natural gas utility company, and PA Capital Bank, a Pennsylvania commercial bank serving small businesses and individuals. He also serves on the board of various private organizations and universities.

     James L. Simonton. James L. Simonton has served as President and Chief Executive Officer of Core Materials since January 15, 2000 and as a director of Core Materials since May 28, 1998. From 1992 until December 31, 1999, Mr. Simonton served as the Vice President of Purchasing and Supplier Development for International Truck and Engine Corporation. In such capacity, Mr. Simonton was in charge of purchasing of all production materials, in-bound and out-bound freight and logistics and the development of suppliers. International Truck and Engine Corporation is a 44% stockholder and a significant customer of Core Materials. The relationship of International Truck and Engine Corporation to Core Materials is described below under "Certain Relationships and Related Transactions."

        COMPENSATION, MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

COMPENSATION OF BOARD OF DIRECTORS

     For the fiscal year ended December 31, 2000, each director of Core Materials, other than Mr. Prine, received a director's fee of $3,000 per quarter. Mr. Prine received a director's fee of $3,000 for the first quarter of 2000; however, commencing on April 1, 2000, Mr. Prine's directors fee was increased to $5,000 per quarter to reflect his role as chairman. Core Materials anticipates that the compensation arrangement for the fiscal year ending December 31, 2001 will remain the same. In addition, the Core Materials Corporation Long-Term Equity Incentive Plan provides for a one-time grant of a director option to each of the non-employee directors of Core Materials to purchase 35,000 shares of common stock, which option vests in increments of 20% over a five year period. Mr. Hellmold, Mr. Hough and Mr. Prine received this one-time grant of a director option during the fiscal year ended December 31, 1997. Mr. Simonton and Mr. Crowley received this one-time grant of a director option upon their election to the Board of Directors on May 28, 1998. Mr. Cellitti received this one-time grant of a director's option upon his election to the Board of Directors on February 10, 2000. Core Materials also has entered into certain compensation arrangements with members of its Board of Directors. These compensation arrangements are discussed below under the heading "Compensation Committee Interlocks and Insider Participation."

  MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met seven times during the fiscal year ended December 31, 2000. During that period, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which each director served.

  COMPENSATION COMMITTEE

     Core Materials did not have a Compensation Committee during the fiscal year ended December 31, 2000. The entire Board of Directors performed the functions of a Compensation Committee during that period, including recommending the form and amount of compensation to be paid to the executive officers and directors of Core Materials.

  AUDIT COMMITTEE

     Core Materials has an Audit Committee, which currently consists of Messrs. Hough, Crowley and Hellmold. The principal function of the Audit Committee is to review and approve the scope of the annual audit undertaken by the independent certified public accountants of Core Materials and to meet with them to review and inquire as to audit functions and other financial matters and to review the year-end audited financial statements. For a more detailed description of the role of the Audit Committee, see "Report of the Audit Committee" below and the Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A. The Audit Committee met one time during the fiscal year ended December 31, 2000.

  NOMINATING COMMITTEE

     Core Materials has a Nominating Committee, which currently consists of Messrs. Hellmold, Hough and Prine. The principal function of the Nominating Committee is to recommend candidates for membership on the Board of Directors. The Nominating Committee did not meet during the fiscal year ended December 31, 2000.

STOCKHOLDER NOMINATIONS

     The bylaws of Core Materials set forth procedural requirements pursuant to which stockholders may make nominations to the Board of Directors. The Board of Directors or the Nominating Committee may not accept recommendations for nominations to the Board of Directors in contravention of these procedural requirements.

     In order for a stockholder to nominate a person for election to the Board of Directors, the stockholder must give written notice of the stockholder's intent to make the nomination either by personal delivery or by United States mail, postage prepaid, to the Secretary of Core Materials not less than fifty nor more than seventy-five days prior to the meeting at which directors will be elected. In the event that less than sixty days prior notice or prior public disclosure of the date of the meeting is given or made to stockholders, Core Materials must receive notice not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurred first.

     The notice must set forth:

     - the name and address of record of the stockholder who intends to make the nomination;

     - a representation that the stockholder is a holder of record of shares of the capital stock of Core Materials entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     - the name, age, business and residence addresses and principal occupation or employment of each proposed nominee;

     - a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the stockholder;

     - other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

     - the written consent of each proposed nominee to serve as a director of Core Materials if elected.

     Core Materials may require any proposed nominee to furnish other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as a director. The presiding officer of the meeting of stockholders may, if the facts warrant, determine that a stockholder did not make a nomination in accordance with the foregoing procedure. If the presiding officer makes such a determination, the officer shall declare such determination at the meeting and the defective nomination will be disregarded.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation information for James L. Simonton, Kenneth M. Schmell, Kevin L. Barnett and Stephen J. Klestinec.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL                LONG TERM COMPENSATION
                                                    COMPENSATION     --------------------------------------
                                                  ----------------   AWARDS-SECURITIES
                NAME AND                          SALARY    BONUS       UNDERLYING           ALL OTHER
           PRINCIPAL POSITION              YEAR     ($)      ($)      OPTIONS/SARS(#)    COMPENSATION($)(3)
           ------------------              ----   -------   ------   -----------------   ------------------
James L. Simonton(1).....................  2000   210,833        0        300,000(5)           55,949
  President, Chief Executive Officer
  and Director

Kenneth M. Schmell(4)....................  2000    80,288        0              0               1,204
  Executive Vice President and             1999   143,333        0              0              11,129
  Chief Operating Officer                  1998   127,500   62,459              0              10,200

Kevin L. Barnett.........................  2000   137,333        0              0               8,240
  Vice President, Secretary, Treasurer     1999   130,000        0              0               8,241
  and Chief Financial Officer              1998   117,500   45,229              0               7,453

Stephen J. Klestinec(2)..................  2000   132,333        0              0              10,112
  Vice President Sales and Marketing       1999   125,000        0              0               9,675
                                           1998    86,250   45,229        200,000              48,316

---------------

(1) Core Materials employed Mr. Simonton on January 15, 2000. Accordingly, compensation information is not provided for Mr. Simonton for periods prior to the fiscal year ended December 31, 2000. Mr. Simonton's annual salary for 2000 was $220,000. In addition, Mr. Simonton received $41,282 as reimbursement for his expenses to move to Columbus, Ohio. This amount is included in "All Other Compensation."

(2) Core Materials employed Mr. Klestinec on April 1, 1998. Mr. Klestinec's annual salary for 1998 was 115,000. Mr. Klestinec also received a signing bonus upon his acceptance of employment with Core Materials of $20,000 and he received $22,422 as reimbursement for his expenses to move to Columbus, Ohio. These amounts are included in "All Other Compensation."

(3) Includes contributions by Core Materials to its 401(k) plan for salaried employees. Core Materials makes contributions to its 401(k) plan in two ways. Core Materials makes a "matching contribution" which is based on the employee's salary reduction contribution. Core Materials also makes a "retirement contribution" which is based on the age and regular earnings of the employee as of the year the contribution is made. Matching contributions for the fiscal year ended December 31, 1998 were $1,912 for Mr. Schmell, $2,165 for Mr. Barnett and $288 for Mr. Klestinec. Retirement contributions during the fiscal year ended December 31,

    1998 were $8,288 for Mr. Schmell, $5,288 for Mr. Barnett and $5,606 for Mr. Klestinec. Matching contributions for the fiscal year ended December 31, 1999 were $1,812 for Mr. Schmell, $2,391 for Mr. Barnett and $1,550 for Mr. Klestinec. Retirement contributions during the fiscal year ended December 31, 1999 were $9,317 for Mr. Schmell, $5,850 for Mr. Barnett and $8,125 for Mr. Klestinec. Matching contributions for the fiscal year ended December 31, 2000 were $963 for Mr. Simonton, $1,204 for Mr. Schmell, $2,060 for Mr. Barnett and $1,510 for Mr. Klestinec. Retirement contributions during the fiscal year ended December 31, 2000 were $13,704 for Mr. Simonton, $6,180 for Mr. Barnett and $8,602 for Mr. Klestinec.

(4) As previously announced on June 12, 2000, Mr. Schmell resigned from his position with Core Materials Corporation.

(5) Includes 150,000 stock options granted to Mr. Simonton on January 15, 2000, under the Long-Term Equity Incentive Plan of Core Materials Corporation. In addition, on January 15, 2000, Core Materials granted to Mr. Simonton 150,000 phantom stock units pursuant to a Phantom Stock Agreement dated as of January 15, 2000, between Core Materials and Mr. Simonton. The vesting and terms of such phantom stock units are described below under "Phantom Stock Agreement." The units are treated as the equivalent of stock appreciation rights for purposes of this Proxy Statement.

     The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 2000 to the executive officers named in the Summary Compensation Table. In accordance with Securities and Exchange Commission rules, the hypothetical realizable values for each option grant are shown based on the compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Securities and Exchange Commission and are for illustration purposes only. The assumed rates of appreciation are not intended to predict future stock prices, which will depend upon market conditions and the future performance and prospects of Core Materials.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                            % OF                                      VALUE AT ASSUMED
                         NUMBER OF         TOTAL                                   ANNUAL RATES OF STOCK
                         SECURITIES     OPTIONS/SARS                                 PRICE APPRECIATION
                         UNDERLYING      GRANTED TO     EXERCISE                    FOR OPTION/SAR TERM
                        OPTIONS/SARS    EMPLOYEES IN      PRICE      EXPIRATION    ----------------------
         NAME            GRANTED(#)     FISCAL YEAR     ($/SHARE)       DATE         5%($)       10%($)
         ----           ------------    ------------    ---------    ----------    ---------    ---------
James L. Simonton.....    150,000(1)        34.7%         $2.75        1/15/10     $159,000     $498,000
                          150,000(2)       100.0%         $2.75       12/31/05     $ 58,500     $210,000

Kevin L. Barnett......         --             --             --             --           --           --

Stephen J.
  Klestinec...........         --             --             --             --           --           --

---------------

(1) On January 15, 2000, Mr. Simonton was granted 150,000 stock options under Core Materials' Long-Term Equity Incentive Plan. These options vest over a ten-year time frame. The fair market value of Core Materials' stock on the date of the option grant was $2.34 per share.

(2) On January 15, 2000, Core Materials granted to Mr. Simonton 150,000 phantom stock units pursuant to a Phantom Stock Agreement dated as of January 15, 2000, between Core Materials and Mr. Simonton. See "Phantom Stock Agreement" below.

     The following table sets forth information with respect to the exercise of options by each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000. The table also sets forth information with respect to all vested (exercisable) and unvested (unexercisable) options held by each of the executive officers named in the Summary Compensation Table as of December 31, 2000.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                          SECURITIES                         OPTIONS/SARS                  OPTIONS/SARS
                           ACQUIRED                      AT FISCAL YEAR END(#)       AT FISCAL YEAR END($)(1)
                              ON           VALUE      ---------------------------   ---------------------------
          NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   -----------   -----------   -------------   -----------   -------------
James L. Simonton.......         0            0         14,000         321,000           0              0

Kevin L. Barnett(2).....       637          194         28,500          71,500           0              0

Stephen J.
  Klestinec(2)..........     1,391          422         19,000          81,000           0              0

---------------

(1) "Value of Unexercised In-the-Money Options/SARs at Fiscal Year End" is based upon the fair market value of the shares of common stock of Core Materials on December 31, 2000 ($0.75) less the exercise price of in-the money options/SARs at the end of the fiscal year ended December 31, 2000.

(2) Securities acquired on exercise for Messrs. Barnett and Klestinec include shares purchased pursuant to the Core Materials Corporation Employee Stock Purchase Plan. Value realized represents the difference between the market price of the shares on the applicable purchase dates and the purchase prices paid by such officers.

PHANTOM STOCK AGREEMENT

     On January 15, 2000, Core Materials granted Mr. Simonton, in connection with his initial employment, 150,000 phantom stock units pursuant to a Phantom Stock Agreement dated as of January 15, 2000. Pursuant to such agreement, Mr. Simonton is entitled to receive within 30 days after exercise of each such unit a cash payment in an amount equal to the excess of the fair market value of a share of Core Materials' common stock on the date of exercise over $2.75. Mr. Simonton may exercise his vested units at any time prior to their termination. All of the units vest on December 31, 2004, and no units granted under the agreement will vest prior to such date. All of the units will expire on the earlier of (i) December 31, 2005, (ii) 30 days after termination of Mr. Simonton's employment (other than for cause) or if Mr. Simonton shall die during such 30-day period, one year after Mr. Simonton's death or (iii) the termination of Mr. Simonton's employment by Core Materials for cause. Within 30 days after the termination of Mr. Simonton's employment due to death or disability, Core Materials is required under the agreement to pay Mr. Simonton the full amount that would have been payable to Mr. Simonton had he exercised all of the unexercised vested units held by him as of the date of his termination of employment. The units were not granted to Mr. Simonton under the Core Materials Corporation Long-Term Equity Incentive Plan. The units do not represent issued shares of Core Materials' common stock and do not confer any stockholder rights on Mr. Simonton.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The purpose of the compensation program of Core Materials is to attract and retain qualified executive officers by providing a total compensation package, which is competitive with comparable corporations, and to also provide incentives to create short-term and long-term improvements in the performance of Core Materials.

     The compensation philosophy of Core Materials is based on the belief that:

     - Core Materials must attract and retain qualified individuals and motivate and reward those individuals for performance;

     - a substantial portion of an executive's compensation should depend upon the performance of Core Materials; and

     - incentives should exist which align the interests of the executives with those of the stockholders of Core Materials and which create long-term stockholder value.

     Following this philosophy, Core Materials has developed a compensation program for its executives which includes the following components:

BASE SALARY

     Core Materials has established base salaries for its executive officers based upon the experience and capabilities of the executives, as determined in the subjective judgment of the Board of Directors, and the salaries of comparable companies.

BONUS/PROFIT SHARING

     The Board of Directors has established a bonus/profit sharing program for the executives and other employees. This program is designed to align the interests of such individuals with those of the stockholders of Core Materials by directly tying profit sharing payments to the performance of Core Materials. This program creates a profit sharing pool for the executives and other employs based upon percentages of the earnings before taxes of Core Materials above pre-established thresholds. The thresholds are established by the Board of Directors and are intended to begin creating a profit sharing pool only after earnings before taxes exceeds a reasonable level.

STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors grants stock options under the Core Materials Corporation Long-Term Equity Incentive Plan to executives and salaried employees, which are intended to align the long-term interests of these individuals with the interests of the stockholders of Core Materials. The Board of Directors determines the options awarded to the executive officers based upon the subjective judgment and experience of the directors in compensating executive officers. Options for the executive officers are generally granted at or above fair market value and are subject to a ten-year vesting schedule.

     In addition, to the Long-Term Equity Incentive Plan, Core Materials also maintains an Employee Stock Purchase Plan. All eligible employees, including executive officers, may purchase shares of common stock through payroll deductions at a price equal to 85% of the fair market value of the common stock.

     In connection with Mr. Simonton's initial employment, Core Materials granted to Mr. Simonton, on January 15, 2000, 150,000 phantom stock units. The vesting and terms of such phantom stock units are described above under "Executive Compensation - Phantom Stock Agreement."

BASIS FOR CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Board of Directors established compensation for Mr. Simonton for 2000 in accordance with the information discussed above.

                                          Submitted by the Board of Directors,

                                          Thomas R. Cellitti
                                          James F. Crowley
                                          Ralph O. Hellmold
                                          Thomas M. Hough
                                          Malcolm M. Prine
                                          James L. Simonton

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Core Materials did not have a Compensation Committee during the fiscal year ended December 31, 2000. Accordingly, the Board of Directors made all compensation decisions. Core Materials has entered into the following compensation arrangements with members of its Board of Directors:

RELATIONSHIP WITH MR. PRINE

     Mr. Prine is the Chairman of the Board of Core Materials. Core Materials compensates Mr. Prine as a consultant for special services and advice that he provides to Core Materials at a rate of $8,000 per quarter. Prior to April 1, 2000, Mr. Prine was paid $7,500 per month for such services. Mr. Prine received a total of $46,500 in cash compensation for such service during the year ended December 31, 2000 and $90,000 for the years ended December 31, 1999 and 1998.

     Finally, Mr. Prine was granted a stock option to purchase 70,000 shares of Core Materials on February 4, 1998, as consideration for his services. The option vests in increments of 20% over a five-year period and expires on February 4, 2008. The option was granted at an exercise price of $3.97 per share, representing the fair market value on the date of grant.

RELATIONSHIP WITH MR. SIMONTON

     On January 15, 2000, Mr. Simonton was elected President and Chief Executive Officer of Core Materials. Mr. Simonton has served as a director at Core Materials since May 28, 1998 and prior to becoming President of Core Materials, was an officer of International Truck and Engine Corporation. Sales to International represented approximately 61% of the total revenues of Core Materials for the fiscal year ended December 31, 2000. International is also a 44% stockholder in Core Materials. As a director, Mr. Simonton participates in deliberations of Core Material's Board of Directors concerning executive officer compensation. However, Mr. Simonton has and intends to continue to abstain from participating in any actions of the Board of Directors affecting his compensation.

RELATIONSHIP WITH MR. HOUGH AND MR. CELLITTI

     Mr. Hough and Mr. Cellitti are officers of International Truck and Engine Corporation and members of the Board of Directors of Core Materials. Sales to International represented approximately 61% of the total revenues of Core Materials for the fiscal year ended December 31, 2000. International is also a 44% stockholder in Core Materials.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors ("Committee") is composed of 3 directors, none of whom is an employee of Core Materials. The Committee is governed by a charter as approved by the Board of Directors ("Board") on March 27, 2000. A copy of the charter is attached as Exhibit A. In accordance with its written charter, the Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Core Materials. The composition of the Committee complies with the requirements of The American Stock Exchange. All members of the Committee are deemed independent as per the guidelines of The American Stock Exchange with the exception of Mr. Hough. Mr. Hough does not qualify as an independent Director due to his position as Vice President and Treasurer of International Truck and Engine Corporation from which Core Materials receives more than 5% of its revenues. The Board of Directors of Core Materials has elected to apply the exception permitted by The American Stock Exchange for the appointment to the Audit Committee of one director who does not meet all the independence requirements, due to Mr. Hough's significant employment experience in finance and accounting and his professional certification as a certified public accountant.

     During the year ended December 31, 2000, the Committee met one time and the Committee chair, as representative of the Committee, discussed the interim financial information contained in quarterly earnings announcements with both management and the independent auditors prior to the public release of quarterly information.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Core Materials that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of Core Materials' internal controls. The Committee reviewed with the independent auditors their audit scope and their identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee reviewed the audited consolidated financial statements of Core Materials as of and for the year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Thomas M. Hough, Chairman
                                          James F. Crowley
                                          Ralph O. Hellmold

                                   AUDIT FEES

     For the fiscal year ended December 31, 2000, Deloitte & Touche LLP billed Core Materials $81,500 for professional services in connection with the audit of Core Materials' annual financial statements and the review of financial statements included in Core Materials' Forms 10-Q.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the 2000 fiscal year, Deloitte & Touche LLP performed no professional accounting services to design, implement or manage hardware or software that collects or generates information significant to Core Materials' financial statements.

                                 ALL OTHER FEES

     For the fiscal year ended December 31, 2000, Core Materials was billed $119,703 in fees for services rendered by Deloitte & Touche LLP, for all accounting services other than the services discussed above under "Audit Fees." The Audit Committee has determined that the provision of these additional services is compatible with maintaining Deloitte & Touche LLP's independence.

                               PERFORMANCE GRAPH

     The following graph sets forth a comparison of the cumulative total returns on (i) the common stock of Core Materials, (ii) the S & P Small Cap 600 Index and (iii) the S & P Trucks & Parts Index for the four-year period ended December 31, 2000. Core Materials did not acquire the Columbus Plastics operation of Navistar International Transportation Corp. until December 31, 1996, nor did it assume its current business operations until January 1, 1997. Accordingly, information is not provided for years ended prior to the year ended December 31, 1996. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                 COMPARISON OF 4 YEAR CUMULATIVE TOTAL RETURN*
         AMONG CORE MATERIALS CORPORATION, THE S&P SMALL CAP 600 INDEX
                        AND THE S&P TRUCKS & PARTS INDEX

[PERFORMANCE GRAPH]

                                                           CUMULATIVE TOTAL RETURN
                                                ----------------------------------------------
                                                12/96     12/97     12/98     12/99     12/00
                                                ------    ------    ------    ------    ------
CORE MATERIALS CORPORATION                      100.00    163.89    155.56    102.80     33.33
S&P SMALLCAP 600                                100.00    125.58    129.01    145.01    162.13
S&P TRUCKS & PARTS                              100.00    165.45    135.73    182.63    158.38

* $100 INVESTED 12/31/96 IN STOCK OR INDEX-INCLUDING INVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH INTERNATIONAL TRUCK AND ENGINE CORPORATION (INTERNATIONAL)

     On October 8, 1996, RYMAC Mortgage Investment Corporation, a Maryland corporation, formed Core Materials as a wholly owned subsidiary under the laws of the State of Delaware. RYMAC incorporated Core Materials in order to acquire substantially all of the assets of the Columbus Plastics operating unit of International Truck and Engine Corp.

     Pursuant to the terms of the asset purchase agreement with International, Core Materials acquired substantially all of the assets and liabilities of Columbus Plastics on December 31, 1996. As consideration, International received a secured note in the principal amount of $25,504,000. International also received 4,264,000 shares of newly issued common stock of Core Materials, representing approximately 45% of the total number of shares of common stock issued and outstanding at the time of the acquisition. The principal amount of the secured note and the number of shares of common stock received by International were subject to adjustment pursuant to the terms of the asset purchase agreement. Effective December 31, 1996, the amount of the secured note was increased to $29,514,000 in order to reflect an increase in the "net tangible assets" of Columbus Plastics as of the December 31, 1996 acquisition date. In 1997, as a result of a review of the closing balance sheet and all purchase price adjustments, the secured note amount was reduced by $1,629,000 to reflect an amendment to the closing balance sheet as of the acquisition date. In addition, International was to receive future consideration in the form of an increase in the principal amount of the secured note if Core Materials achieved earnings results above specified levels during the period 1997 through 1999. This additional consideration, was accounted for by increasing the amount of the secured note, and by reducing the amount of Core Materials' retained earnings. Based on Core Materials' earnings for the years ended December 31, 1999, 1998 and 1997, the secured note was increased by $0, $4,098,000 and $2,937,000, respectively.

     International's acquisition of common stock of Core Materials made it the largest stockholder of Core Materials. The certificate of incorporation of Core Materials protects this position by limiting the possibility of a change in ownership or control. For instance, the certificate of incorporation requires a super-majority vote to remove directors or to approve certain extraordinary corporate transactions, including mergers and acquisitions. The certificate of incorporation also restricts transfers of securities, which could result in a change of ownership of a specified percentage in Core Materials. This restrictive transfer provision is discussed below under the heading "Limitation on Ownership."

     International's status as the largest stockholder of Core Materials has allowed International in the past, and will allow International at the annual meeting, to influence the composition of the Board of Directors. Core Materials anticipates that the stockholders will elect Mr. Hough and Mr. Cellitti, currently officers of International, as directors of Core Materials at the annual meeting.

     In addition to being the largest stockholder of Core Materials, International is also a significant customer of Core Materials with sales to International representing approximately 61% of total revenues of Core Materials during the fiscal year ended December 31, 2000. Core Materials has a comprehensive supply agreement with International, pursuant to which Core Materials sells fiberglass reinforced parts to International. Additionally, Core Materials and International entered into a registration rights agreement at the time of the merger and acquisition under which Core Materials granted to International demand and piggy-back rights with respect to the registration for sale under the Securities Act of 1933 of the shares of common stock received pursuant to the asset purchase agreement.

OTHER MATERIAL RELATIONSHIPS

     Core Materials has entered into material arrangements with members of its Board of Directors which arrangements are discussed above under the heading "Compensation Committee Interlocks and Insider Participation."

                            LIMITATION ON OWNERSHIP

     The certificate of incorporation of Core Materials contains a prohibited transfer provision, which was designed at the time of the merger and acquisition to help assure the continued availability of Core Materials' substantial net operating losses by seeking to prevent an ownership change in Core Materials.

     The prohibited transfer provision prohibits a transfer of stock of Core Materials if the transfer will cause the transferee to hold a prohibited ownership percentage or if the transferee's ownership percentage already exceeds the prohibited ownership percentage. The prohibited transfer provision defines "stock" as including all classes of stock, options to purchase stock or any other interest in Core Materials that could be treated as stock. A prohibited ownership percentage generally means direct and indirect ownership of 4.5% or more of the stock or any other percentage that would cause a transferee to be considered a five percent stockholder under the federal income tax rules referenced in the certificate of incorporation.

     The prohibited transfer provision did not apply to the issuance of stock to International pursuant to the asset purchase agreement and will not restrict certain transfers that are made in compliance with exceptions set forth in the prohibited transfer provision.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

COMPOSITION OF THE BOARD OF DIRECTORS

     The Board of Directors currently consists of six members. At the annual meeting, the stockholders will elect six directors to hold office until the election and qualification of their successors at the next annual meeting of stockholders or until their earlier resignation, death, disqualification or removal from office.

     The intention of the proxies is to vote the shares of common stock they represent for the election of Thomas R. Cellitti, James F. Crowley, Ralph O. Hellmold, Thomas M. Hough, Malcolm M. Prine and James L. Simonton, unless the proxy is marked to indicate that such authorization is expressly withheld. Each of the nominees is currently a member of the Board of Directors. All of the nominees have stated their willingness to serve and Core Materials is not aware of any reason that would cause any of the nominees to be unavailable to serve as a director should they be elected at the annual meeting. If any of the nominees should become unavailable for election, the proxies may exercise discretionary authority to vote for a substitute nominee proposed by the Board of Directors. Information with respect to the background and experience of each of the six nominees is set forth above under the heading "Directors and Executive Officers of Core Materials."

     Under Delaware law and the bylaws of Core Materials, the stockholders will elect as directors the six nominees receiving the greatest number of votes. Core Materials will count shares of common stock as to which voting authority is withheld for quorum purposes but will not count those shares toward the election of directors or toward the election of individual nominees specified in the form of proxy.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. CELLITTI, CROWLEY, HELLMOLD, HOUGH, PRINE AND SIMONTON.

                                   PROPOSAL 2
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP to audit the financial statements of Core Materials for the fiscal year ending December 31, 2001. Core Materials expects a representative of Deloitte & Touche LLP to attend the annual meeting. Core Materials will provide the representative with an opportunity to make a statement if he or she desires to do so. Core Materials expects that the representative will be available to respond to appropriate questions.

     Core Materials is presenting the appointment of auditors to the stockholders for ratification at the annual meeting. While ratification by stockholders of this appointment is not required by law or the certificate of incorporation or bylaws of Core Materials, management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of stockholders, the Board of Directors will consider that fact when it appoints independent certified public accountants for the next fiscal year.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                                 OTHER MATTERS

     The management of Core Materials and the Board of Directors of Core Materials know of no matters to be brought before the annual meeting other than as set forth above. If, however, any other matters are properly presented to the stockholders for action, it is the intention of the persons named in the proxy to vote at their discretion on all matters on which the shares of common stock represented by such proxies are entitled to vote.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Malcolm M. Prine
                                          Chairman of the Board

Dated: April 20, 2001

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

                                                                       EXHIBIT A

                           CORE MATERIALS CORPORATION

                            AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board of Directors of Core Materials Corporation (the "Corporation") to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the Board.

     The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Once a year, there will be a written affirmation of compliance to The American Stock Exchange on the financial literacy of all Audit Committee members and the financial management expertise of one member. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the composition requirements as set forth in the Audit Committee standards of The American Stock Exchange and as both may be amended over time. One of the Audit Committee members shall be appointed by the Board to chair the Audit Committee. He or she shall be responsible for leadership of the committee, including reviewing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the management of the corporation, and the lead independent audit partner.

     The committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. In carrying out these responsibilities, the Committee shall have full access to the independent public accountants, the general counsel, any of the Corporation's non-employee attorneys and advisors, and executive and financial management in scheduled joint sessions or private meetings. Similarly, the Corporation's independent public accountants, general counsel, and executive and financial management will have full access to the Committee and to the Board of Directors and each is responsible for bringing before this Committee or its Chair in a timely manner any matter he/she feels appropriate to the discharge of the Committee's responsibility.

     The Audit Committee will reassess the Charter annually and present it to the Board for their formal review and approval. There will be an annual written affirmation of compliance addressed to The American Stock Exchange that the Board has approved the Charter. The Audit Committee will publish an annual statement in the proxy statement which sets forth the composition of the Audit Committee along with a discussion of the actions taken during the year. In addition, the Audit Committee Charter will be published in the annual report or proxy statement at least once every three years.

     The function of the Audit Committee shall be to advise Management and to exercise the following powers and duties with respect to the following matters involving the Corporation and, unless otherwise specified, any of its direct or indirect subsidiaries ("Corporation"):

     1. Review Corporation's annual financial statements, annual reports, registration statements, and material amendments to any of them, as filed with the U.S. Securities and Exchange Commission; and recommend to the Board the inclusion of the company's audited financial statements in the company's annual report on Form 10-K. The review shall include consideration of the quality of the Corporation's accounting principles as applied in its financial reporting.

     2. Review with management and the independent auditor the quarterly financial information prior to the Corporation's filing of the Form 10-Q. This review may be performed by the committee or its chairperson.

     3. Review the Corporation's programs for compliance with the financial disclosure requirements of applicable law.

     4. Review the auditing of the Corporation's accounts with the independent public accountant, including the plan, and the results of their auditing engagements.

     5. Recommend to the Board the independent public accountant to be selected or retained to audit the financial statements of the Corporation. In so doing, the committee will request from the public accountant a written affirmation that the public accountant is in fact independent, discuss with the public accountant any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the public accountant's independence. The independent public accountant is ultimately accountable to the Board of Directors and the Audit Committee.

     6. Review the Corporation's processes to maintain an adequate system of internal controls.

     7. Discuss with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

     8. Recommend to the Board any proposal received from any shareholder concerning any of the foregoing matters, which the shareholder proposes to present for action by the Corporation's shareholders.

     9. Perform such other duties and responsibilities as may be assigned to the Audit Committee by the Board.

                                    P R O X Y
                           CORE MATERIALS CORPORATION

             THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
                      FOR AN ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2001

         The undersigned stockholder appoints James L. Simonton and Kevin L. Barnett, as proxies with full power of substitution, to vote the shares of voting securities of Core Materials Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's corporate headquarters, 800 Manor Park Drive, Columbus, Ohio 43228, on May 15, 2001, at 9:00 a.m., Eastern Standard time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxies are instructed to vote as follows:

         THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

         (1)  [ ]  FOR ALL NOMINEES LISTED HEREIN (EXCEPT AS MARKED UP TO THE
                       CONTRARY BELOW).

              [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW.


         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW)

              THOMAS R. CELLITTI JAMES F. CROWLEY RALPH O. HELLMOLD
                THOMAS M. HOUGH MALCOLM M. PRINE JAMES L. SIMONTON


         (2) To ratify the appointment of Deloitte & Touche LLP as auditors for the Company for the year ending December 31, 2001.

                  [  ] FOR          [  ] AGAINST              [  ] ABSTAIN





         PLEASE CHECK THE BOXES ABOVE AND SIGN, DATE AND RETURN THIS PROXY TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 FIFTEENTH AVENUE, BROOKLYN, NEW YORK, 11219.

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

DATED:
       ----------------                  --------------------------------------
                                         Signature

                                         --------------------------------------
                                         Signature (if held jointly)

                             -------------------------------------------
                             Print Names


                                    (Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are jointly held, each holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person).



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